UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 7, 2009

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

 On December 7, 2009, BreitBurn Energy Partners L.P. (the "Partnership") issued a press release regarding (a) the dismissal of all claims made by Quicksilver Resources Inc. (“Quicksilver”) in its pending lawsuit against Charles S. Weiss and Gregory Moroney, directors of BreitBurn GP, LLC, the general partner (the “ General Partner”) of the Partnership; (b) the dismissal of certain claims made by Quicksilver in the lawsuit against General Partner directors, Halbert S. Washburn and Randall H. Breitenbach and (c) the dismissal of all claims made by Quicksilver in the lawsuit against Randall J. Findlay, Thomas W. Buchanan and Grant D. Billing, directors of Provident Energy Trust and former directors of the General Partner.  A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	BreitBurn Energy Partners L.P. press release dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: December 7, 2009	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	BreitBurn Energy Partners L.P. press release dated December 7, 2009.